Exhibit 99.1

Regal Entertainment Group Reports Results for Fourth Quarter 2008

Knoxville, Tennessee – February 19, 2009 – Regal Entertainment Group (NYSE: RGC), a leading motion picture exhibitor owning and operating the largest theatre circuit in the United States, today announced fiscal fourth quarter 2008 results.

Total revenues for the fourth quarter ended January 1, 2009 were $711.7 million compared to total revenues of $599.9 million for the fourth quarter of 2007.  Net income was $30.1 million in the fourth quarter of 2008 compared to net income of $23.2 million in the same period of 2007.  Adjusted earnings per diluted share(1) were $0.18 for the fourth quarter of 2008 compared to $0.15 during the fourth quarter of 2007.  Adjusted EBITDA(2) was $145.8 million for the fourth quarter of 2008.  Results for the fourth fiscal quarter of 2008 and for fiscal 2008 were significantly and positively impacted by the timing of our fiscal calendar which consisted of a 14 week period in the fourth quarter of 2008 compared to a 13 week period in the fourth quarter of 2007 and a 53 week period in 2008 compared to a 52 week period in 2007. The additional week was the week between Christmas and New Years, a traditionally high attendance week for the company and the industry. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release.

“We are pleased with our 2008 accomplishments including the successful acquisition and integration of Consolidated Theatres,” stated Mike Campbell, CEO of Regal Entertainment Group. “We are also encouraged by the early 2009 box office results in this challenging economic environment,” Campbell continued.

Forward-looking Statements:

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements included herein, other than statements of historical fact, may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the risk factors contained in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. All forward-looking statements are expressly qualified in their entirety by such factors.

Conference Call:

Regal Entertainment Group management will conduct a conference call to discuss fourth quarter 2008 results on February 19, 2009 at 9:30 a.m. (Eastern Time).  Interested parties can listen to the call live on the Internet through the investor relations section of the Company’s Web site: www.REGmovies.com, or by dialing 877-407-0778 (Domestic) and 201-689-8565 (International). Please dial in to the call at least 5 - 10 minutes prior to the start of the call or go to the Web site at least 15 minutes prior to the call to download and install any necessary audio software.  When prompted, ask for the Regal Entertainment Group conference call.  A replay of the call will be available beginning approximately two hours following the call.  Those interested in listening to the replay of the conference call should dial 877-660-6853 (Domestic) or 201-612-7415 (International) and enter account #286 and conference call ID #306156.  In addition, this press release and other pertinent statistical and financial information are available in the investor relations section of the Company’s Web site: www.REGmovies.com.

About Regal Entertainment Group

 Regal Entertainment Group (NYSE: RGC) is the largest motion picture exhibitor in the world. The Company’s theatre circuit, comprising Regal Cinemas, United Artists Theatres and Edwards Theatres, operates 6,801 screens in 552 locations in 39 states and the District of Columbia. Regal operates theatres in all of the top 33 and 44 of the top 50 U.S. designated market areas. We believe that the size, reach and quality of the Company’s theatre circuit not only provide its patrons with a convenient and enjoyable movie-going experience, but is also an exceptional platform to realize economies of scale in theatre operations.

Additional information is available on the Company’s Web site at www.REGmovies.com.

Financial Contacts:	Media Contact:
Don De Laria	Dick Westerling
Regal Entertainment Group	Regal Entertainment Group
Vice President – Investor Relations	Senior Vice President - Marketing
865-925-9685	865-925-9539
don.delaria@REGmovies.com	dick.westerling@REGmovies.com

Regal Entertainment Group

Consolidated Statements of Income Information

For the Fiscal Quarters and Four Quarters Ended 01/01/09 and 12/27/07

(in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1, 2009	Dec. 27, 2007	Jan. 1, 2009	Dec. 27, 2007
Revenues
Admissions	$478.6	$404.1	$1,883.1	$1,804.5
Concessions	193.4	158.4	758.0	735.0
Other operating revenues	39.7	37.4	130.8	121.7
Total revenues	711.7	599.9	2,771.9	2,661.2
Operating expenses
Film rental and advertising costs	245.5	207.7	990.4	957.5
Cost of concessions	28.0	21.6	106.6	103.8
Rent expense	95.9	86.0	363.3	335.9
Other operating expenses	193.6	167.4	739.9	692.3
General and administrative expenses (including share-based compensation expense of $1.4 million and $1.2 million for the quarters ended January 1, 2009 and December 27, 2007 respectively, and $5.7 million and $5.8 million for the four quarters ended January 1, 2009 and December 27, 2007, respectively)	15.8	15.0	62.1	63.1
Depreciation and amortization	55.0	45.4	202.3	183.4
Net loss (gain) on disposal and impairment of operating assets	6.4	(0.1)	22.4	(0.9)
Joint venture equity including former employee compensation	0.1	0.1	0.5	3.9

Income from operations	71.4	56.8	284.4	322.2

Interest expense, net	35.6	28.6	124.3	112.9
Gain on NCM transaction	—	—	—	(350.7)
Gain on sale of Fandango interest	(3.4)	—	(3.4)	(28.6)
Earnings recognized from NCM	(11.5)	(9.3)	(32.9)	(18.6)
Minority interest in earnings of consolidated subsidiaries and other	0.8	0.9	2.6	1.3
Loss on debt extinguishment	—	—	70.5	—
Income before income taxes	49.9	36.6	123.3	605.9
Provision for income taxes	19.8	13.4	50.8	242.9
Net income	$30.1	$23.2	$72.5	$363.0

Earnings per diluted share	$0.20	$0.15	$0.47	$2.28
Adjusted earnings per diluted share(1)	$0.18	$0.15	$0.73	$0.86

Weighted average number of diluted shares outstanding	153.6	160.0	153.7	159.5

Consolidated Summary Balance Sheet Information

(dollars in millions)

(unaudited)

	As of	As of
	Jan. 1, 2009	Dec. 27, 2007
Cash and cash equivalents	$170.2	$435.2
Total assets	2,599.5	2,634.9
Total debt	2,014.4	1,965.5
Stockholders’ deficit	(241.3)	(119.3)

Operating Data

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1,	Dec. 27,	Jan. 1,	Dec. 27,
	2009	2007	2009	2007
Theatres at period end	552	527	552	527
Screens at period end	6,801	6,388	6,801	6,388
Average screens per theatre	12.3	12.1	12.3	12.1
Attendance (in thousands)	61,756	53,320	245,174	242,931
Average ticket price	$7.75	$7.58	$7.68	$7.43
Average concessions per patron	$3.13	$2.97	$3.09	$3.03

Reconciliation of EBITDA to Net Cash Provided by Operating Activities

(dollars in millions)

(unaudited)

	Quarter Ended
	Jan. 1,	Dec. 27,
	2009	2007

EBITDA	$140.5	$110.6
Interest expense, net	(35.6)	(28.6)
Provision for income taxes	(19.8)	(13.4)
Deferred income taxes	9.5	41.7
Changes in operating assets and liabilities	40.6	12.9
Gain on sale of Fandango interest	(3.4)	—
Other items, net	12.0	4.1
Net cash provided by operating activities	$143.8	$127.3

Reconciliation of EBITDA to Adjusted EBITDA

(dollars in millions)

(unaudited)

	Quarter Ended
	Jan. 1, 2009	Dec. 27, 2007

EBITDA	$140.5	$110.6
Gain on sale of Fandango interest	(3.4)	—
(Gain) loss on disposal and impairment of operating assets	6.4	(0.1)
Share-based compensation expense	1.4	1.2
Joint venture employee compensation	0.1	0.1
Minority interest and other, net	0.8	0.9
Adjusted EBITDA(2)	$145.8	$112.7

Free Cash Flow

(dollars in millions)

(unaudited)

	Quarter Ended
	Jan. 1,	Dec. 27,
	2009	2007

Net cash provided by operating activities	$143.8	$127.3
Capital expenditures	(32.6)	(32.4)
Proceeds from asset sales	—	8.7
Free cash flow(2)	$111.2	$103.6

Reconciliation to Earnings Per Diluted Share and Net Income

(dollars in millions, except per share data)

(unaudited)

	Quarter Ended		Four Quarters Ended
	Jan. 1	Dec. 27,	Jan. 1,	Dec. 27,
	2009	2007	2009	2007
Net income	$30.1	$23.2	$72.5	$363.0
Loss on debt extinguishment, net of related tax effects	—	—	42.3	—
Gain on NCM transaction, net of related tax effects	—	—	—	(209.0)
Gain on sale of Fandango interest, net of related tax effects	(2.0)	—	(2.0)	(17.2)
Net income, excluding loss on debt extinguishment, gain on NCM transaction and gain on sale of Fandango interest, net of related tax effects	$28.1	$23.2	$112.8	$136.8
Weighted average number of diluted shares	153.6	160.0	153.7	159.5
Adjusted earnings per diluted share(1)	$0.18	$0.15	$0.73	$0.86
Earnings per diluted share	$0.20	$0.15	$0.47	$2.28

(1)

We have included adjusted earnings per diluted share, which is earnings per diluted share excluding loss on debt extinguishment, net of related tax effects, gain on NCM transaction, net of related tax effects and gain on sale of Fandango interest, net of related tax effects, because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization expense, gain on sale of Fandango interest, (gain) loss on disposal and impairment of operating assets, share-based compensation expense, joint venture employee compensation and minority interest and other, net) was approximately $145.8 million for the quarter ended January 1, 2009. We believe EBITDA, Adjusted EBITDA and Free Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Free Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the liquidity of our Company. EBITDA, Adjusted EBITDA and Free Cash Flow are not measurements of liquidity under U.S. generally accepted accounting principles and should not be considered in isolation or construed as a substitute for other operations data or cash flow data prepared in accordance with U.S. generally accepted accounting principles for purposes of analyzing our liquidity. In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Free Cash Flow are available for management’s discretionary use. For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 26, 2008. EBITDA, Adjusted EBITDA and Free Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.